UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2007

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorpoation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 11, 2007, CoStar Group, Inc. (“CoStar”) entered into an enterprise-wide agreement (the “Agreement”) with CB Richard Ellis, Inc. (“CBRE”), the world’s largest commercial real estate services firm.  The Agreement has a potential term of 11 years, pursuant to which CoStar has agreed to license its full suite of commercial real estate information services for all of its U.S. markets to all CBRE U.S. personnel.  The Agreement is a significant expansion of CoStar’s current agreement with CBRE, as all CBRE personnel, including approximately 800 additional commercial real estate professionals located in CBRE offices and CBRE partner offices throughout the U.S., will now have access to all of CoStar’s U.S. information services, including services and markets for which CBRE personnel previously did not have such access.

The Agreement has a potential value in excess of $100 million in revenue and is the largest financial commitment CoStar has ever received from a single client.  The fees payable by CBRE during the term of the Agreement are subject to a limited number of upward or downward adjustments if there are increases or decreases in the number of CBRE professionals that will have access to CoStar’s services.  Fees may also change in the 6th and 9th years based on the Consumer Price Index.  The $100 million potential value amount assumes a relatively constant number of CBRE professionals will have access to CoStar’s services during an 11-year term and that there will be relatively consistent annual Consumer Price Index increases throughout the term.  The agreement potentially covers 11 years; CBRE has one cancellation option after the fifth year and one cancellation option after the eighth year, each upon written notice.

CoStar and CBRE have agreed to mutual non-competition covenants that run through the term of the Agreement and continue for two years beyond the date of termination or nonrenewal of the Agreement.

In the U.K., CBRE will continue to access all of CoStar's information services available in the U.K. under separate license agreements.

The Agreement replaces separate agreements between CoStar and each of CBRE and Trammell Crow Co., which CBRE acquired in December 2006.  The transaction is not expected to significantly affect CoStar’s 2007 revenue or earnings.  Financial terms include fee step-ups beginning in January 2008.  Revenue received from CBRE does not currently account for more than 5% of CoStar's revenue, and CoStar does not anticipate that the revenue under the Agreement will account for more than 5% of its revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: September 12, 2007	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer